Exhibit 13.2

Roan Holdings Group Co., Ltd.

Section 906 Certification of Chief Financial Officer

I, Xuerong Hu, Chief Financial Officer of Roan Holdings Group Co., Ltd., a British Virgin Islands company (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.

The Company’s Amendment No. 1 to the annual report on Form 20-F for the fiscal year ended December 31, 2022, to which this statement is filed as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 7, 2024

/s/ Xuerong Hu
Name:	Xuerong Hu
Title:	Chief Financial Officer